UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2013 (June 6, 2013)

Aircastle Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 300 First Stamford Place, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Transaction Agreement

On June 6, 2013, Aircastle Limited, a Bermuda exempted company (the “Company”), entered into a Transaction Agreement (the “Transaction Agreement”) with Marubeni Corporation, a Japanese corporation (the “Investor”).

Pursuant to the Transaction Agreement, subject to the terms and conditions expressed therein, the Company has agreed to issue and sell to the Investor, and the Investor has agreed to purchase from the Company, the greater of (i) 12,320,000 of the Company’s common shares, par value US$0.01 (“Common Shares”), or (ii) a number of newly-issued Common Shares in an amount that (after giving effect to such issuance) will represent 15.25% of the issued and outstanding Common Shares, at a price of $17.00 per share (the “Issuance”).  The obligation of the Company to issue and sell the Common Shares, and the obligation of the Investor to purchase the Common Shares, are subject to the fulfillment of customary conditions contained in the Transaction Agreement, including the receipt of certain regulatory approvals.

The Transaction Agreement also contains customary termination provisions, including the right for the Company to terminate the Transaction Agreement if a bona fide Superior Proposal (as defined in the Transaction Agreement) is received by the Company.  In the event that the Company terminates the Transaction Agreement in connection with a Superior Proposal, the Company will be required to pay the Investor a termination fee of $5,000,000.

The Common Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.  The Investor is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities shall contain a legend stating the same.

Shareholder Agreement

On June 6, 2013, the Company also entered into a Shareholder Agreement (the “Shareholder Agreement”) with the Investor, which shall become effective upon the closing of the Issuance (the “Closing”).

The Shareholder Agreement includes certain standstill restrictions, including restrictions on direct or indirect acquisitions of voting securities of the Company that would result in the Investor and its affiliates collectively holding (i) more than 21% of the voting power of the Company prior to the third anniversary of the Closing or (ii) more than 27.5% of the voting power of the Company prior to the tenth anniversary of the Closing.  These standstill restrictions contain customary exceptions and will terminate upon, among other things, the acquisition by a third party of beneficial ownership of more than 30% of the voting power of the Company.  In addition, the Shareholder Agreement includes certain voting restrictions that apply if the Investor and its affiliates collectively hold more than 21% of the voting power of the Company.

The Shareholder Agreement also contains  restrictions on the Investor’s ability to transfer Common Shares for three years following the Closing, subject to certain exceptions, and contains customary registration rights provisions relating to resales of Common Shares by the Investor.

Pursuant to the Shareholder Agreement, subject to the terms and conditions expressed therein, the Investor will be entitled, for so long as it holds at least 5% but less than 15% of the voting power of the Company, to designate one director to the Company’s Board of Directors (the “Board”), for so long as it holds at least 15% but less than 25% of the voting power of the Company, to designate two directors to the Company’s Board, and for so long as it holds 25% or more of the voting power of the Company, to designate three directors to the Company’s Board.  The Investor’s initial two designees will be appointed to the Board subject to the occurrence of the Closing and each such designee’s approval by the Board’s Nominating and Corporate Governance Committee prior to the later of August 14, 2014 and the Closing.

The preceding summaries of certain provisions of the Transaction Agreement and the Shareholder Agreement are qualified in their entirety by reference to the complete Transaction Agreement and the complete Shareholder Agreement filed as Exhibit 2.1 hereto and Exhibit 4.1 hereto, respectively, and each incorporated herein by reference.

The Transaction Agreement and the Shareholder Agreement have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company, the Investor or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Transaction Agreement and the Shareholder Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the respective agreements; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the agreements (such disclosures include information that has been included in the Company’s public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or the Investor or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Transaction Agreement and the Shareholder Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreement and the Shareholder Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the press release announcing the Issuance and the Company’s entry into the Transaction Agreement and the Purchase Agreement is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under the heading “Transaction Agreement” in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

2.1	Transaction Agreement, dated June 6, 2013, among Aircastle Limited and Marubeni Corporation.

4.1	Shareholder Agreement, dated June 6, 2013, among Aircastle Limited and Marubeni Corporation.

99.1	Press Release dated June 6, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED

(Registrant)

By:	/s/ David Walton
David Walton
Chief Operating Officer, General Counsel and Secretary

Date: June 6, 2013

EXHIBIT INDEX

Exhibit Number	Description

2.1	Transaction Agreement, dated June 6, 2013, among Aircastle Limited and Marubeni Corporation.

4.1	Shareholder Agreement, dated June 6, 2013, among Aircastle Limited and Marubeni Corporation.

99.1	Press Release dated June 6, 2013.